Exhibit 8.1

Texas	Bracewell & Giuliani LLP
New York	711 Louisiana Street
Washington, DC	Suite 2300
Connecticut	Houston, Texas
Seattle	77002-2770
Dubai
London	713.223.2300 Office
713.221.1212 Fax

bgllp.com

May 31, 2012

Kinder Morgan Energy Partners, L.P.
500 Dallas Street, Suite 1000
Houston, Texas  77002

Ladies and Gentlemen:

We have acted as counsel to Kinder Morgan Energy Partners, L.P. (the “Partnership”), a Delaware limited partnership, in connection with the proposed sale by selling unitholders of the Partnership’s common units representing limited partner interests (the “Common Units”). The Partnership is filing with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Common Units.  We have been asked by the Partnership to render this opinion.

We have examined originals or copies of the Registration Statement and such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of Kinder Morgan Management, LLC, a Delaware limited liability company and the delegate of the general partner of the Partnership, and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Based on the foregoing, all statements of legal conclusions in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” unless otherwise noted, constitute our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement and to the references to our firm under the heading “Validity of the Securities” in the prospectus included in the Registration Statement.  By giving such consent, we do not admit that we are in the category of persons whose consent is required under

Section 7 of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

Very truly yours,

/s/ Bracewell & Giuliani LLP